Exhibit 99.3

	AIVTECH HOLDING (H.K.) LIMITED		EcoChild Inc.		Subtotal		Proforms Adjustments		Proforma
	CONSOLIDATED BALANCE SHEETS		Balance Sheets						CONSOLIDATED BALANCE SHEETS
	December 31,	December 31,	October 31,	October 31,
ASSETS	2009	2008	2009	2008			2009	2008

CURRENT ASSETS:
Cash and cash equivalents	$3,605,741	$2,443,464	$21,308	$344	$3,627,049	$2,443,808	$(21,308)	$(344)	$3,605,741	$2,443,464
Accounts receivable	2,040,088	1,662,113			2,040,088	1,662,113			2,040,088	1,662,113
Other receivable, net	42,121	41,969			42,121	41,969			42,121	41,969
Due from related party	-	1,523			-	1,523			-	1,523
Inventories	5,073,436	3,913,162			5,073,436	3,913,162			5,073,436	3,913,162
Total current assets	10,761,386	8,062,231	21,308	344	10,782,694	8,062,575	(21,308)	(344)	10,761,386	8,062,231
NON-CURRENT ASSETS					-				-
Security Deposit			350	-	350	-	(350)	-	-	-
Property, plant and equipment, net	1,015,570	876,606			1,015,570	876,606			1,015,570	876,606
TOTAL ASSETS	$11,776,956	$8,938,837	$21,658	$344	$11,798,614	$8,939,181	$(21,658)	$(344)	$11,776,956	$8,938,837
LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Account payables and accrued expenses	$5,431,006	$1,980,889	$9,446	$2,567	$5,440,452	$1,983,456	$(9,446)	$(2,567)	$5,431,006	$1,980,889
Income tax payable	233,191	-			233,191	-			233,191	-
Due to shareholder	29,252	-			29,252	-	3,948,125	3,948,125	3,977,377	3,948,125
Miniority interest payable	439,264	-			439,264	-			439,264	-
Dividend payable	4,400,634	-			4,400,634	-			4,400,634	-
Total current liabilities	10,533,347	1,980,889	9,446	2,567	10,542,793	1,983,456	3,938,679	3,945,558	14,481,472	5,929,014

STOCKHOLDERS' EQUITY
Registered capital	641,916	641,916	9,625	-	651,541	641,916	(631,541)	(631,541)	20,000	10,375
Retained earnings	(132,007)	5,569,993	(22,788)	(2,223)	(154,795)	5,567,770	22,788	2,223	(132,007)	5,569,993
Additional Paid in Capital			25,375	-	25,375	-	(3,351,584)	(3,316,584)	(3,326,209)	(3,316,584)
Accumulated other comprehensive income	386,710	399,049			386,710	399,049			386,710	399,049
Statutory reserve	346,990	346,990			346,990	346,990			346,990	346,990
Total stockholders' equity	1,243,609	6,957,948	12,212	(2,223)	1,255,821	6,955,725	(3,960,337)	(3,945,902)	(2,704,516)	3,009,823
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$11,776,956	$8,938,837	$21,658	$344	$11,798,614	$8,939,181	$(21,658)	$(344)	$11,776,956	$8,938,837
	-	-	-	-	-	-	-	-	-	-

	AIVTECH HOLDING (H.K.) LIMITED
	CONSOLIDATED STATEMENTS OF INCOME		EcoChild Inc.		Subtotal		Proforms Adjustments		Proforma
	AND COMPREHENSIVE INCOME		Balance Sheets						CONSOLIDATED BALANCE SHEETS
	Year Ended December 31,		October 31,	October 31,
	2009	2008	2009	2008			2009	2008

Sales, net	$38,469,185	$20,748,580	9850	0	38,479,035	20,748,580	-9850	0	38,469,185	20,748,580
Cost of sales	28,064,339	15,139,447	6800		28,071,139	15,139,447	-6800		28,064,339	15,139,447
Gross profit	10,404,846	5,609,133	3050	0	10,407,896	5,609,133	-3050		10,404,846	5,609,133

Operating income/(expenses)
Selling, general and admisistrative expenses	2,078,011	1,712,783	23615	2223	2,101,626	1,715,006	-23615	-2223	2,078,011	1,712,783

Income from Operations	8,326,835	3,896,350	-20,565	-2,223	8,306,270	3,894,127	20,565	2,223	8,326,835	3,896,350

Other income/(expenses)
Interest income	9,834	5,826			9,834	5,826			9,834	5,826
Non operating expenses	0	-6,016			0	-6,016			0	-6,016
Finance costs	-30,079	0			-30,079	0			-30,079	0
Profit before income tax	8,306,590	3,896,160	-20,565	-2,223	8,316,104	3,887,921	20,565	2,223	8,306,590	3,896,160

Income taxes	-830,659	-	0	0					-830,659

Net income	$7,475,931	$3,896,160	-20,565	-2,223	8,316,104	3,887,921	20,565	2,223	7,475,931	3,896,160

Comprehensive income
Net Income	$7,475,931	$3,896,160	-20565	-2223	8,316,104	3,887,921	20,565	2,223	7,475,931	3,896,160
Other Comprehensive Income
Foreign currency translation adjustment	-12,339	274,298							-12,339	274,298
Total comprehensive income	$7,463,592	$4,170,458	-20,565	-2,223	8,316,104	3,887,921	20,565	2,223	7,463,592	4,170,458

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

Note 1 – BASIS OF PRESENTATION

In May, 2010, AIVTECH Holding (H.K.) Limited (the “Company”) entered into a Share Exchange Agreement  with Ecochild, Inc (Ecochild), whereby Ecochild acquired 100% of the issued and outstanding capital stock of the Company in exchange for 10,375,000 shares of the common stock of Ecochild at $.005, and pay cash of $3,948125, within 12 months. In addition, within six months, the major shareholder of Ecochild agrees to transfer 3,009,000 to the two shareholders of the Company. As a result of the reverse acquisition, the Company became Ecochild's wholly-owned subsidiary and the former shareholders of the Company became controlling stockholders of Ecochild.  The share exchange transaction with Ecochild was treated as a reverse acquisition, with the Company as the accounting acquirer and Ecochild as the acquired party.

Consequently, the assets and liabilities and the historical operations that will be reflected in the consolidated financial statements for periods prior to the Share Exchange Agreement will be those of the Company and will be recorded at the historical cost basis.  After the completion of the Share Exchange Agreement, the Company’s consolidated financial statements will include the assets and liabilities of the Company and Ecochild, the historical operations of the Company and the operations of Sunnyside from the closing date of the Share Exchange Agreement.

These pro forma consolidated financial statements are prepared assuming the above transaction occurred on December 31, 2008 (as to the balance sheet) and on January 1, 2008 (as to the income statements).

Audited financial statements of the Company and Ecochild have been used in the preparation of these pro forma consolidated financial statements. These pro forma consolidated financial statements should be read in conjunction with the historical financial statements of Ecochild and the Company.

Note 2 – PRO FORMA ADJUSTMENTS

Proforma Adjustments			Proforma Adjustments
31-Dec-09			31-Dec-08

Accounts Payable	9,446		Accounts Payable	2,567
Cash		21,308	Cash		344
Security Deposits		350	Security Deposits	0
Additional Paid in Capital	35,000		Additional Paid in Capital	0
Retained Earnings		22,788	Retained Earnings		2,223
Eliminate Shells Equity Accounts (a)			Eliminate Shells Equity Accounts

Capital Stock	641916		Capital Stock	641,916
Additional Paid in Capital		641916	Additional Paid in Capital		641,916
Eliminate AIVTECH (b)			Eliminate Sino-Bon Capital

Additional Paid in Capital	51,875		Additional Paid in Capital	51,875
Additional Paid in Capital		41500			41500
Capital Stock		10,375	Capital Stock		10,375
Record Merger shares issued©			Record Merger shares issued

Additional Paid in Capital	3,948,125		Additional Paid in Capital	3,948,125
Due to Shareholders		3,948,125	Due to Shareholders		3,948,125
record additional cash due

	4,686,362	4,686,362		4,644,483	4,644,483